UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

BRIGHTLANE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54027	30078905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West Loop South, Suite 600

Houston TX 77056

 (Address of Principal Executive Offices)

888-468-2856

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))\

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter). [  ]

Item 8.01 Other Events.

Brightlane Corp. will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 4, 2020 (Release No. 34-88318) to delay the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “Report”) due to circumstances related to the coronavirus disease 2019.

The disruptions in transportation, staffing, and technology systems which have occurred over the last two months to both the Company and the Company’s professional advisors have resulted in limited support from the Company’s staff and professional advisors. This has, in turn, delayed the Company’s ability to complete its financial statements, obtain the required auditor review and prepare the Report. Notwithstanding the foregoing, the Company expects to file the Report no later than June 28, 2020 (which is 45 days from the Report’s original filing deadline of May 14, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Brightlane Corp.

By:       /s/ Steve Helm

Steve Helm

Chief Executive Officer

Chief Financial Officer

Dated: May 13, 2020